Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS THIRD QUARTER 2017 RESULTS

Net Earnings of $0.28 per Diluted Share in Q3;
Raised and Narrowed 2017 Net Earnings Guidance to between $1.01 and $1.03 Per Diluted Share

FFO, as adjusted, of $0.61 per Diluted Share in Q3;
Raised and Narrowed 2017 FFO Guidance, as adjusted, to between $2.44 and $2.46 Per Diluted Share

Increased the Quarterly Dividend to $0.36, a 16.1 Percent Increase

Consolidated Operating Occupancy Increased to 98.0 Percent

Rent Growth of 24.1 Percent on a Straight-Line Basis and 9.9 Percent on a Cash Basis

Quarterly Same-Store Portfolio NOI Growth of 10.9 Percent on a Cash Basis and
3.5 Percent on a Straight-Line Basis

Annual Same-Store Portfolio NOI Growth of 7.2 Percent on a Cash Basis and 3.1 Percent on a Straight-Line Basis for Q3; Year-To-Date Growth of 8.9 Percent on a Cash Basis and 4.2 Percent on a Straight-Line Basis

Executed 943,000 Square Feet of Development and Redevelopment Leases since June 30, 2017; Including 696,000 Square Feet Signed Since Q2 Earnings Release

DENVER, November 2, 2017 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending September 30, 2017.

“We delivered another strong quarter of growth in both our financial and operating results,” said Phil Hawkins, President and CEO of DCT Industrial. “Market fundamentals, driven by high occupancy and upward pressure on rents, have never been better. Our development program also continues to outperform as we leased 943,000 square feet of space since June 30th and acquired several highly-desirable infill land sites for future development. Reflecting the strong growth in our earnings, we are pleased to announce a 16.1 percent increase in our quarterly dividend.”

Net income attributable to common stockholders (“Net Earnings”) for Q3 2017 was $25.8 million, or $0.28 per diluted share compared with $15.6 million, or $0.17 per diluted share reported for Q3 2016, a 64.7 percent increase per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q3 2017 totaled $59.2 million, or $0.61 per diluted share, compared with $57.1 million, or $0.60 per diluted share for Q3 2016, a 1.7 percent increase per diluted share. These results exclude $0.5 million of acquisition costs and a $1.0 million decrease in interest expense related to hedge ineffectiveness for the quarter ending September 30, 2016.

Property Results and Leasing Activity
As of September 30, 2017, DCT Industrial owned 400 consolidated operating properties, totaling 64.1 million square feet, with occupancy of 98.0 percent, an increase of 50 basis points over Q2 2017 and 180 basis points over Q3 2016. On a same-portfolio basis, the impact of acquisitions, dispositions and placing developments and redevelopments into operations increased occupancy by 30 basis points. Approximately

758,000 square feet, or 1.1 percent, of DCT Industrial’s total consolidated portfolio was leased but not occupied as of September 30, 2017, which does not take into consideration 764,000 square feet of leased space in development under construction or in pre-development.

In Q3 2017, the Company signed leases totaling 3.4 million square feet with rental rates increasing 24.1 percent on a straight-line basis and 9.9 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 29.5 percent on a straight-line basis and 12.7 percent on a cash basis. The Company’s tenant retention rate was 82.0 percent in Q3 2017.

Net operating income (“NOI”) was $79.7 million in Q3 2017, compared with $76.1 million in Q3 2016. NOI was $238.3 million for the first nine months of 2017, compared with $216.9 million for the first nine months of 2016.

Comparing Q3 2017 to Q3 2016, NOI from the Quarterly Same-Store Portfolio increased 10.9 percent on a cash basis and 3.5 percent on a straight-line basis, and NOI from the Annual Same-Store Portfolio increased 7.2 percent on a cash basis and 3.1 percent on a straight-line basis. Additionally, NOI from the Annual Same-Store Portfolio for the first nine months of 2017 increased 8.9 percent on a cash basis and 4.2 percent on a straight-line basis when compared to the first nine months of 2016. All same-store NOI amounts exclude revenue from lease terminations. For definitions of Quarterly Same-Store Portfolio and Annual Same-Store Portfolio, see page 25 in DCT Industrial’s Third Quarter 2017 Supplemental Reporting Package.

Quarterly Same-Store Portfolio occupancy averaged 97.9 percent in Q3 2017, an increase of 50 basis points from Q3 2016. Quarterly Same-Store Portfolio occupancy as of September 30, 2017 was 98.3 percent.

Investment Activity
Acquisitions
Since DCT Industrial’s Q2 2017 Earnings Release, the Company acquired two buildings for $65.4 million. These acquisitions, totaling 421,000 square feet, include a 121,000 square foot building for redevelopment. The acquisitions were 71.2 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 3.3 percent and anticipates a weighted-average stabilized cash yield of 4.5 percent on the acquired assets.

The table below summarizes acquisitions since the Company's Q2 2017 Earnings Release:

Market	Submarket	Square Feet	Occupancy at Closing	Closed	Anticipated Yield[1]
Southern California	North Orange County	300,000	100.0%	Aug-17	4.1%
Orlando, FL	Southeast	121,000	0.0%	Aug-17	6.5%
Total/Weighted Average		421,000	71.2%		4.5%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development and Redevelopment
Since the Company’s Q2 2017 Earnings Release, DCT Industrial executed 696,000 square feet of development and redevelopment leases bringing the development pipeline to 37.1 percent leased. The Company also commenced construction on 2.0 million square feet with a projected investment of $185.3 million and purchased 79.9 acres for the future development of 1.0 million square feet.

Highlights since DCT Industrial’s Q2 2017 Earnings Release:

In Q3 2017:

•	Executed a 166,000 square foot lease for DCT Waters Ridge, bringing the 347,000 square foot development in the Northwest submarket of Dallas to 100 percent leased.

•
Executed a full-building pre-lease for DCT PetroPort Industrial Park Building II, a 163,000 square foot building in the Port submarket of Houston. The Company commenced construction on both DCT PetroPort Industrial Park Buildings I and II, a 252,000 square foot project. Shell construction is scheduled to be complete in Q2 2018.

•	Executed a full-building lease for 10810 Painter Avenue, a 111,000 square foot building in the Mid-Counties submarket of Southern California. The building was completed and stabilized in Q3 2017.

•
Executed a 54,000 square foot lease for the expansion of 2560 White Oak, a 163,000 square foot building in the I-88 Corridor submarket of Chicago. Construction on the expansion is scheduled to commence in Q4 2017.

•	Commenced construction on Blair Logistics Center Building A, a 543,000 square foot building in the Fife/Tacoma submarket of Seattle. Shell construction is scheduled to be complete in Q3 2018.

•
Commenced construction on DCT Terrapin Commerce Center Building II, a 94,000 square foot building in the B/W Corridor submarket of Baltimore/Washington D.C. Shell construction is scheduled to be complete in Q2 2018.

•	Commenced construction on DCT Williams Corporate Center, a 75,000 square foot building in the East Bay submarket of Northern California. Shell construction is scheduled to be complete in Q1 2018.

•
Acquired 33.7 acres in the Central submarket of New Jersey and commenced construction on a 440,000 square foot building, DCT Midline Commerce Center. Shell construction is scheduled to be complete in Q2 2018.

•	Acquired 36.6 acres in the Sumner submarket of Seattle to develop DCT 167 Landing, a 365,000 square foot, two-building project.

•
Acquired a 121,000 square foot building for redevelopment in the Southeast submarket of Orlando. The Company commenced construction on the project to expand the parking and truck court areas and add dock positions. Construction is scheduled to be complete in Q1 2018.

Since September 30:

•	Executed a full-building lease for 2201 Arthur Avenue, a 101,000 square foot redevelopment in the O’Hare submarket of Chicago.

•	Executed an 84,000 square foot lease for DCT Miller Road, bringing the 270,000 square foot development in the Northwest submarket of Dallas to 73.1 percent pre-leased.

•	Commenced construction on DCT Hudson Distribution Center, a 288,000 square foot building in the North Kent Valley submarket of Seattle. Shell construction is scheduled to be complete in Q3 2018.

•	Commenced construction on DCT Freeport West Buildings II and III, totaling 194,000 square feet in the DFW submarket of Dallas. Shell construction is scheduled to be complete in Q3 2018.

•	Acquired 9.6 acres in the North Kent Valley submarket of Seattle to develop DCT Monster Road Distribution Center, a 161,000 square foot building.

Dispositions
Since DCT Industrial’s Q2 2017 Earnings Release, the Company sold two buildings totaling 314,000 square feet and the Company has now exited the Louisville market. These transactions generated total gross proceeds of $16.8 million and have an expected year-one weighted-average cash yield of 6.9 percent.

The table below summarizes dispositions since the Company's Q2 2017 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Louisville, KY	Jefferson Riverport	300,000	100.0%	Aug-17
Northern California	Concord	14,000	100.0%	Oct-17
Total/Weighted Average		314,000	100.0%

Dividend
DCT Industrial’s Board of Directors declared a $0.36 per share quarterly cash dividend, an increase of 16.1 percent, payable on January 4, 2018 to stockholders of record as of December 22, 2017.

Guidance
The Company raised and narrowed 2017 Net Earnings guidance to between $1.01 and $1.03 per diluted share, up from $0.84 to $0.90. Net Earnings guidance excludes any gain or loss related to potential future dispositions.

The Company raised and narrowed 2017 FFO guidance, as adjusted, to between $2.44 and $2.46 per diluted share, up from $2.39 to $2.45 per diluted share. The Company’s FFO guidance excludes an impairment loss on land.

For additional details, assumptions and definitions related to the Company’s 2017 guidance, please refer to page 10 in DCT Industrial’s Third Quarter 2017 Supplemental Reporting Package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q3 results on Friday, November 3, 2017 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, February 2, 2018 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10112835. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until November 3, 2018.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of September 30, 2017, the Company owned interests in approximately 73.7 million square feet of properties leased to approximately 870 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited, in thousands, except share information)

	September 30, 2017	December 31, 2016
ASSETS
Land	$1,146,298	$1,075,995
Buildings and improvements	3,260,147	3,202,293
Intangible lease assets	70,497	78,356
Construction in progress	167,034	72,829
Total investment in properties	4,643,976	4,429,473
Less accumulated depreciation and amortization	(918,142)	(839,773)
Net investment in properties	3,725,834	3,589,700
Investments in and advances to unconsolidated joint ventures	72,223	95,606
Net investment in real estate	3,798,057	3,685,306
Cash and cash equivalents	13,446	10,286
Restricted cash	32,269	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $809 and $379, respectively	79,484	79,889
Other assets, net	27,226	25,315
Assets held for sale	1,521	—
Total assets	$3,952,003	$3,808,142

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$113,697	$93,097
Distributions payable	29,995	29,622
Tenant prepaids and security deposits	34,481	32,884
Other liabilities	36,980	37,403
Intangible lease liabilities, net	19,287	21,421
Line of credit	206,000	75,000
Senior unsecured notes	1,328,435	1,351,969
Mortgage notes	161,882	201,959
Liabilities related to assets held for sale	18	—
Total liabilities	1,930,775	1,843,355

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 93,018,193 and 91,516,113 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	930	915
Additional paid-in capital	2,946,446	2,884,806
Distributions in excess of earnings	(1,009,962)	(1,006,125)
Accumulated other comprehensive loss	(14,985)	(17,530)
Total stockholders’ equity	1,922,429	1,862,066
Noncontrolling interests	98,799	102,721
Total equity	2,021,228	1,964,787
Total liabilities and equity	$3,952,003	$3,808,142

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$104,873	$99,933	$314,514	$289,507
Institutional capital management and other fees	307	341	1,083	1,039
Total revenues	105,180	100,274	315,597	290,546

OPERATING EXPENSES:
Rental expenses	9,183	8,795	27,871	27,830
Real estate taxes	16,023	15,074	48,318	44,729
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
General and administrative	7,138	7,370	22,151	20,990
Casualty gain	—	(2,440)	(270)	(2,278)
Total operating expenses	74,771	69,072	223,549	211,515
Operating income	30,409	31,202	92,048	79,031

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	982	1,164	5,235	2,983
Gain on dispositions of real estate interests	11,556	—	39,658	43,052
Interest expense	(16,022)	(15,773)	(49,582)	(47,830)
Interest and other income (expense)	(1)	18	(13)	581
Impairment loss on land	—	—	(938)	—
Income tax benefit (expense) and other taxes	56	(222)	(147)	(510)
Consolidated net income of DCT Industrial Trust Inc.	26,980	16,389	86,261	77,307
Net income attributable to noncontrolling interests	(1,199)	(829)	(3,887)	(3,938)
Net income attributable to common stockholders	25,781	15,560	82,374	73,369
Distributed and undistributed earnings allocated to participating securities	(159)	(163)	(482)	(497)
Adjusted net income attributable to common stockholders	$25,622	$15,397	$81,892	$72,872

NET EARNINGS PER COMMON SHARE:
Basic	$0.28	$0.17	$0.89	$0.81
Diluted	$0.28	$0.17	$0.89	$0.81

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92,981	90,250	92,351	89,464
Diluted	93,078	90,723	92,467	89,906

Distributions declared per common share	$0.31	$0.29	$0.93	$0.87

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$25,781	$15,560	$82,374	$73,369
Adjustments:
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
Equity in earnings of unconsolidated joint ventures, net	(982)	(1,164)	(5,235)	(2,983)
Equity in FFO of unconsolidated joint ventures(1)	2,767	2,503	9,399	7,321
Gain on dispositions of real estate interests	(11,556)	—	(39,658)	(43,052)
Noncontrolling interest in the above adjustments	(1,335)	(1,908)	(3,834)	(4,005)
FFO attributable to unitholders	2,086	2,343	6,435	6,786
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,188	57,607	174,960	157,680
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	468	13	560
Hedge ineffectiveness (non-cash)	—	(967)	—	453
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$59,188	$57,108	$175,911	$158,693

FFO per common share and unit – basic	$0.61	$0.61	$1.82	$1.68
FFO per common share and unit – diluted	$0.61	$0.61	$1.81	$1.67

FFO, as adjusted, per common share and unit – basic	$0.61	$0.60	$1.83	$1.69
FFO, as adjusted, per common share and unit – diluted	$0.61	$0.60	$1.82	$1.68

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	92,981	90,250	92,351	89,464
Participating securities	517	582	501	561
Units	3,396	3,797	3,526	4,023
FFO weighted average common shares, participating securities and units outstanding – basic	96,894	94,629	96,378	94,048
Dilutive common stock equivalents	97	473	116	442
FFO weighted average common shares, participating securities and units outstanding – diluted	96,991	95,102	96,494	94,490

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's third quarter 2017 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).
Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2017
	Low	High
Guidance:
Net earnings per common share – diluted	$1.01	$1.03
Adjustments:
Gain on dispositions of real estate interests	(0.41)	(0.41)
Real estate related depreciation and amortization(1)	1.80	1.80
Impairment loss on land	0.01	0.01
Noncontrolling interests in adjustments	0.03	0.03
FFO, as adjusted, per common share and unit – diluted(2)	$2.44	$2.46

(1)	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s FFO guidance excludes an impairment loss on land.

For information related to our Fixed Charge Coverage Ratio please see our Third Quarter 2017 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and nine months ended September 30, 2017 and 2016 (unaudited, in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$25,781	$15,560	$82,374	$73,369
Net income attributable to noncontrolling interests	1,199	829	3,887	3,938
Income tax (benefit) expense and other taxes	(56)	222	147	510
Impairment loss on land	—	—	938	—
Interest and other (income) expense	1	(18)	13	(581)
Interest expense	16,022	15,773	49,582	47,830
Equity in earnings of unconsolidated joint ventures, net	(982)	(1,164)	(5,235)	(2,983)
General and administrative expense	7,138	7,370	22,151	20,990
Real estate related depreciation and amortization	42,427	40,273	125,479	120,244
Gain on dispositions of real estate interests	(11,556)	—	(39,658)	(43,052)
Casualty gain	—	(2,440)	(270)	(2,278)
Institutional capital management and other fees	(307)	(341)	(1,083)	(1,039)
Total NOI	$79,667	$76,064	$238,325	$216,948

Quarterly Same-Store Portfolio NOI:
Total NOI	$79,667	$76,064
Less NOI – non-same-store properties	(5,465)	(3,793)
Less revenue from lease terminations	(225)	(249)
Add early termination straight-line rent adjustment	585	31
NOI, excluding revenue from lease terminations	74,562	72,053
Less straight-line rents, net of related bad debt expense	165	(4,509)
Less amortization of above/(below) market rents	(555)	(640)
Cash NOI, excluding revenue from lease terminations	$74,172	$66,904

Annual Same-Store Portfolio NOI:
Total NOI	$79,667	$76,064	$238,325	$216,948
Less NOI – non-same-store properties	(12,327)	(10,174)	(36,928)	(23,944)
Less revenue from lease terminations	(225)	(249)	(1,161)	(351)
Add early termination straight-line rent adjustment	585	31	718	162
NOI, excluding revenue from lease terminations	67,700	65,672	200,954	192,815
Less straight-line rents, net of related bad debt expense	458	(1,945)	(451)	(8,294)
Less amortization of above/(below) market rents	(509)	(594)	(1,641)	(1,968)
Cash NOI, excluding revenue from lease terminations	$67,649	$63,133	$198,862	$182,553

Financial Measures
Terms not otherwise defined below are as defined in our Third Quarter 2017 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

The Quarterly Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before April 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to April 1, 2016. Once a property is included in the Quarterly Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

The Annual Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;

•	Subtract gains from dispositions of real estate held for investment purposes;

•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and

•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.